SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




                                February 26, 1999
               (Date of Report - Date of earliest event reported)





                             KERR-MCGEE CORPORATION
             (Exact name of registrant as specified in its charter)


      Delaware                      1-3939                      73-0311467
     (State of              (Commission File Number)          (IRS Employer
   Incorporation)                                           Identification No.)



        Kerr-McGee Center
        Oklahoma City, Oklahoma                                   73125
  (Address of principal executive offices)                      (Zip Code)



                                 (405) 270-1313
                         (Registrant's telephone number)





Item 5.  Other Events

         On February 26, 1999, Oryx Energy Company, a Delaware corporation ("Oryx"), was merged (the "Merger") into Kerr-McGee Corporation ("Kerr-McGee"), a Delaware corporation with Kerr-McGee being the surviving corporation, pursuant to an Agreement and Plan of Merger, dated as of October 14, 1998, between Kerr-McGee and Oryx. As a result of the Merger and a reverse stock split ("Reverse Split") effected by Oryx immediately prior to the Merger, (i) all shares of common stock, par value $1.00 per share, of Oryx ("Oryx Common Stock") owned by Kerr-McGee or held by Oryx immediately prior to the Merger were canceled and retired, and (ii) except as provided in (i), each share of Oryx Common Stock issued and outstanding immediately prior to the Reverse Split was converted into the right to receive 0.369 shares of common stock, par value $1.00 per share, of Kerr-McGee ("Kerr-McGee Common Stock"). The exchange ratio of 0.369 to 1.0 was determined by negotiations between Kerr-McGee and Oryx. In the aggregate, Kerr-McGee is issuing approximately 40 million shares of Kerr-McGee Common Stock. There were no material relationships between Kerr-McGee and Oryx prior to the consummation of the merger.

Item 7.  Financial Statements and Exhibits

         Listed below the financial statements, financial information and exhibits, if any, filed as a part of this report.

(c)      Exhibits

Exhibit No.                         Description

23.1     Consent of Arthur Andersen LLP

23.2     Consent of PricewaterhouseCoopers LLP

27 Financial data schedules for the twelve months ended December 31, 1998, 1997 and 1996, and at December 31, 1998, 1997, and 1996.

99 Supplemental financial statements for Kerr-McGee Corporation for the three years ended December 31, 1998





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   KERR-MCGEE CORPORATION


                                              By:(Deborah A. Kitchens)
                                                  Deborah A. Kitchens
                                                  Vice President and Controller

Dated: June 4, 1999





                                  Exhibit Index

Exhibit No.

23.1     Consent of Arthur Andersen LLP

23.2     Consent of PricewaterhouseCoopers LLP

27 Financial data schedules for the twelve months ended December 31, 1998, 1997 and 1996, and at December 31, 1998, 1997 and 1996.

99 Supplemental financial statements for Kerr-McGee Corporation for the three years ended December 31, 1998